Exhibit 16.1

   JAMES STAFFORD

JBS/ccd/Ouvo	James Stafford Chartered Accountants Suite 350-1111 Melville Street Vancouver, British Columbia Canada V6E 3V6 Telephone +1 604 669 0711 Facsimile +1 604 669 0754

Securities and Exchange Commission
100 Fifth Street, N.E. Washington, D.C. 20549

5 July 2007

Subject: Form 8-K

Dear Sirs:

We have read the statements made by Trustcash Holdings, Inc. (formerly Ouvo, Inc.) which we understand will be filed with the Securities and Exchange Commission, pursuant to Item 4 of Form 8-K as part of the Company's Form 8-K, dated 6 July 2007. We agree with the statements concerning our firm in such Form 8-K.

Yours truly,

JAMES STAFFORD

                    "Bradley Staford "
         Per:
                     J. Bradley Stafford
                     Chartered Accountant